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                                                                   EXHIBIT 10.47


                                VECTOR GROUP LTD.
                          SUPPLEMENTAL RETIREMENT PLAN
                     (AS AMENDED AND RESTATED MARCH 3, 2004)


                  WHEREAS, VECTOR GROUP LTD., a Delaware corporation (the "Company"), adopted the Vector Group Ltd. Supplemental Retirement Plan as of January 1, 2002, as amended by Amendment No. 1 thereto entered into on January 21, 2003, for the purpose of providing certain select management employees of the Company and its affiliates unfunded deferred compensation benefits payable upon retirement, death or other termination of employment;

                  WHEREAS, the Board has the right under Section 8.2 of the Plan to amend the Plan; and

                  WHEREAS, the Board desires to make certain additional amendments to the Plan, to add additional Participants and to amend and restate the Plan in its entirety.

                  NOW, THEREFORE, the Plan is amended and restated, as of January 1, 2002, to read as follows:

                                    SECTION 1
                                   DEFINITIONS

                  Except as otherwise provided herein, the following terms shall be defined in accordance with this Section 1:

                  1.1 "Accrued Benefit" shall mean that amount of projected annual retirement benefit set forth on Exhibit A hereto that a Participant who fulfills the terms and conditions of the Plan would receive at his Normal Retirement Date.

                  1.2 "Actuarial Equivalent" shall mean a form of benefit differing in time, period or manner of payout from the normal form of retirement benefit provided under the Plan but having the same value when computed using post-retirement mortality table 1983 Group Annuity (50% male/50% female) and pre- and post-retirement interest rates of 7.5%.

                  1.3 "Adopting Employer" means (a) any business entity in which the Company owns a majority interest upon the Effective Date or (b) any other business entity, which, following the Effective Date, is authorized by the Board to adopt the Plan.

                  1.4 "Anniversary Date" shall mean the Effective Date and each anniversary thereof while the Plan remains in effect.

                  1.5 "Board" shall mean the Board of Directors of the Company.

                  1.6 "Committee" shall mean the person, persons or entity designated by the Company to administer the Plan on behalf of the Company and the Adopting Employers.

                  1.7 "Company" shall mean Vector Group Ltd., a Delaware corporation.

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                  1.8 "Disability" shall mean the total inability of a
Participant to perform all of the material duties of the Participant's regular occupation on a full-time basis due to sickness or injury.

                  1.9 "Disability Retirement Date" shall mean the date selected by the Committee occurring no later than 30 days following the finding by the Committee that a Participant who has incurred a Disability is unlikely to return to active Service prior to attainment of his Normal Retirement Date.

                  1.10 "Effective Date" shall mean the date set forth in Section
8.1 of the Plan.

                  1.11 "Employer" shall mean the Company and any Adopting Employer for which a Participant renders service.

                  1.12 "Employer Contribution" shall mean the contribution by an Employer to the Fund for each Plan Year described in Section 3.1 hereof.

                  1.13 "Fiscal Year" shall mean the fiscal year of the Company.

                  1.14 "Fund" shall mean the fund established under the Trust Fund Agreement.

                  1.15 "Normal Retirement Date" shall mean the January 1 following the Participant's attainment of the later of age 60 or the completion of 8 Years of Participation with the Company or an Adopting Employer following the Effective Date.

                  1.16 "Participant" shall mean any key employee of an Employer who from time to time may be designated on Exhibit A hereto as a participant in the Plan by the Board and who is an active participant in the Plan.

                  1.17 "Participant Payment Date" shall mean the date on which a Participant's Accrued Benefit shall be paid either in whole or in part to the Participant. Except as set forth in Section 6.4, such date shall be: (a) the Disability Retirement Date of a Participant who has incurred a Disability, (b) that date which falls 30 days following the Normal Retirement Date of a Participant (as such date may be extended pursuant to Section 5.2 hereof), (c) that date selected by the Board occurring no later than 6 months following the death of a Participant, if the Participant's death takes place prior to any date described in clauses (a), (b) or (d) of this Section 1.17, or (d) that date that falls 30 days following the termination of the Service of a Participant without cause (as defined in Section 4.4 hereof).

                  1.18 "Participation Ratio" shall mean that percentage equal to a fraction, the numerator of which consists of that number of full Years of Participation of the Participant in the Plan that were completed by the Participant prior to the Participant's termination of Service or incurrence of a Disability and the denominator of which consists of that total number of Years of Participation that would have been required on the part of the Participant for the Participant to attain the Participant's Normal Retirement Date.

                  1.19 "Plan" shall mean the Vector Group Ltd. Supplemental Retirement Plan, as set forth herein and as the same may be amended from time to time hereafter.

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                  1.20 "Service" shall mean the period of full time continuous employment of the Participant by the Company or an Adopting Employer, following the Effective Date.

                  1.21 "Trust Fund Agreement" shall mean the Vector Group Ltd. Supplemental Retirement Plan Trust, the purpose of which agreement is to hold the Fund.

                  1.22 "Trustee" shall mean the trustee serving in such capacity under the Trust Fund Agreement.

                  1.23 "Year of Participation" shall mean a Year of Service in which the Participant participated in the Plan. A Participant shall be deemed to have commenced participation in the Plan on the participation date set forth on Exhibit A hereto.

                  1.24 "Year of Service" shall mean a 12 consecutive month period, in each month of which a Participant is entitled to compensation by reason of Service.

                                   SECTION 2
                           DESIGNATION OF PARTICIPANTS
                          AND ELIGIBILITY FOR BENEFITS

                  2.1 DESIGNATION OF PARTICIPANTS. The Participants shall be those key employees of the Company or an Adopting Employer that the Board designates to participate in the Plan.

                  2.2 ELIGIBILITY FOR BENEFITS. Except as otherwise provided herein, benefits under the Plan shall be payable in respect of a Participant at the Participant Payment Date applicable to the Participant and only by reason of the circumstances provided in Sections 4.1 through 4.4 hereof.

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

                                   SECTION 3
                                  CONTRIBUTION

                  3.1 AMOUNT OF EMPLOYER CONTRIBUTION. For the Fiscal Year ending with the Effective Date or within which falls the Effective Date and thereafter for each Fiscal Year (or portion thereof) that the Plan remains in effect, an Employer may, in the discretion of the Board, make an Employer Contribution to the Fund in that amount that the Employer shall determine to be necessary or appropriate to provide the benefits under the Plan.

                                   SECTION 4
                      CIRCUMSTANCES OF PAYMENT; EXCLUSIVITY

                  4.1 ATTAINMENT OF NORMAL RETIREMENT DATE. Upon the attainment of a Participant of the Participant's Normal Retirement Date, the Participant shall be vested in the Participant's Accrued Benefit, which shall be paid in the manner set forth in Section 5 hereof to the Participant at the Participant Payment Date of such Participant, as provided in Section 1.17(b) hereof.

                  4.2 DISABILITY. A Participant in the Service of an Employer who incurs a Disability prior to the attainment of the Participant's Normal Retirement Date shall be vested at the Participant's Disability Retirement Date in that amount equal to: (i) the Actuarial Equivalent of the Participant's Accrued Benefit, multiplied by (ii) the Participant's Participation Ratio, which amount shall be paid in the manner set forth in Section 5 hereof to the Participant at the Participant Payment Date of such Participant, as provided in
Section 1.17(a) hereof.

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

                  4.3 DEATH. In the event a Participant in the Service of an Employer dies prior to incurring a Disability or attaining his Normal Retirement Date, such Participant's beneficiary shall be vested in the Actuarial Equivalent of the Participant's Accrued Benefit, which shall be paid in the manner set forth in Section 5 hereof at the Participant Payment Date provided in Section 1.17(c) hereof.

                  4.4 TERMINATION OF SERVICE. In the event of the termination of the Service of a Participant hereunder by an Employer without "cause" (as defined herein), such Participant shall be vested upon the effective date of such termination of Service in that amount equal to: (i) the Actuarial Equivalent of the Participant's Accrued Benefit, multiplied by (ii) the Participant's Participation Ratio, which amount shall be paid in the manner set forth in Section 5 hereof at the Participant Payment Date provided in Section 1.17(d) hereof. For purposes of this Section 4.4, the term "cause" shall mean solely an act of fraud or dishonesty by the Participant which constitutes a violation of the penal law of the State of New York and which results in gain or personal enrichment of the Participant at the expense of an Employer or any entity affiliated therewith.

                  4.5 EXCLUSIVITY. A Participant whose Service is terminated upon the Participant's own initiative or for any reason other than as set forth in the foregoing provisions of this Section 4 shall be entitled to no benefits whatsoever under the Plan.

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

                                    SECTION 5
                       METHOD AND RECIPIENTS OF PAYMENTS;
                               PLAN ADMINISTRATION

                  5.1 NORMAL PAYMENT METHOD AND RECIPIENTS OF PAYMENTS. The normal form of distribution of the benefit payable to a Participant pursuant to this Section 5.1, commencing upon the Participant Payment Date of the Participant, shall be a monthly pension, payable, in the case of a Participant who is married on such date, under a joint and survivor annuity that represents the Actuarial Equivalent of a single life annuity, and in the case of a Participant who is unmarried on such date, under a single life annuity. In the event of the death of a Participant prior to the applicable Participant Payment Date of the Participant, the amount of the death benefit payable in accordance with Section 4.3 hereof shall be paid in a lump sum to the Participant's beneficiary or beneficiaries theretofore designated by the Participant by filing with the Participant's Employer or the Committee a notice in writing in such form as the Committee may prescribe, and in the absence of such designation, shall be paid to the executors or administrators of the estate of the Participant. The beneficiaries named as aforesaid may be changed at any time by the Participant by amending and forwarding to the Participant's Employer or the Committee a further written designation.

                  5.2 EXTENSION OF PARTICIPANT PAYMENT DATE. With the prior approval of the Company or an Adopting Employer, a Participant may elect to defer the Participant's applicable Participant Payment Date described in Section 1.17(b) to a date no later than 30 days following the Participant's actual termination of Service with the Company or an Adopting Employer, provided such election is entered into prior to the commencement of that calendar year in which would occur such otherwise applicable Participant Payment Date. In the case of any extension of a Participant's applicable Participant Payment Date authorized by this Section 5.2, the Participant shall be entitled upon his actual Participant Payment Date to the Actuarial Equivalent of the Participant's Accrued Benefit.

                  5.3 EXCEPTION TO NORMAL PAYOUT METHOD. Within the three-month period ending 30 days prior to the applicable Participant Payment Date of a Participant, a Participant may submit a request to the Committee in writing to be paid the Accrued Benefit payable to the Participant commencing upon the applicable Participant Payment Date in the form of a lump sum. The Committee shall approve or disapprove such request in its discretion and notify the Participant of its decision prior to the applicable Participant Payment Date of the Participant.

                  5.4 PLAN ADMINISTRATION. The general administration of the Plan shall be the responsibility of the Committee, which is hereby authorized, in its discretion, to delegate said responsibilities to an administrator or administrative committee.

                                   SECTION 6
                               SOURCE OF BENEFITS;
                           NO GUARANTEE OF EMPLOYMENT;
                        NO FUNDING; CONSTRUCTIVE RECEIPT

                  6.1 SOURCE OF BENEFITS. Benefits payable under the Plan shall be payable either from the general assets of the Company or an Adopting Employer or, in the discretion of the Board, from the Fund. No one of the Trustees, directors, officers, agents or shareholders of the Company or an Adopting Employer, or of the Committee or of any administrator or administrative committee to which any function is delegated pursuant to Section 5.4 hereof, assumes any personal liability for obligations incurred on behalf of the Company or an Adopting Employer or under the Trust Agreement. No Participant's or beneficiary's interest in a Participant's benefits under the Plan shall be greater than that of an unsecured creditor of the Company or an Adopting Employer.

                  6.2 NO GUARANTEE OF EMPLOYMENT. Nothing contained herein shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of any Employer.

                  6.3 UNFUNDED PLAN. In adopting the Plan and entering into the Trust Fund Agreement, it is the intention of the Company and the Adopting Employers that any benefits to be provided under the Plan shall be deemed unfunded for tax and pension law purposes and that any assets acquired by or held within the Trust shall not be deemed to constitute funding for the benefit of the Participant, or the Participant's beneficiary or estate. Consequently, at all times while the Plan is in effect, the Accrued Benefit of a Participant shall be understood to reflect only a means for the measurement and determination of the amounts to be paid to the Participant pursuant to the terms of the Plan, and a Participant's Accrued Benefit shall not constitute or be treated as a trust fund of any kind, nor shall any assets held under the Trust be deemed to represent security for the performance of any obligation of the Company or an Adopting Employer hereunder but shall at all times be, and remain, their general, unpledged and unrestricted assets.

                  6.4 CONSTRUCTIVE RECEIPT. In the event that a final determination shall be made by the Internal Revenue Service or any court of competent jurisdiction that by reason of elections made or actions taken

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

hereunder a Participant has recognized gross income for federal, state or local income tax purposes prior to the actual payment of benefits to such Participant to which such gross income is attributable, the Committee shall authorize the payment to the Participant in one lump sum, within 90 days following such final determination, of an amount equal to such recognized income. Thereafter, the Participant may be paid any remaining benefits available to the Participant under the normal terms and conditions hereof, provided, however, that a Participant who receives a distribution pursuant to the immediately preceding sentence of this Section 6.4 shall have his future benefits reduced in an amount equal to the Actuarial Equivalent of such distribution in such manner and at such time as the Committee may determine.

                                   SECTION 7
                                NONASSIGNABILITY

                  7.1 No benefit payable hereunder may be assigned, pledged, mortgaged or hypothecated and, except to the extent required by applicable law, no such benefit shall be subject to legal process or attachment for the payment of any claims of a creditor of a Participant or the beneficiary of such Participant.

                                   SECTION 8
                    EFFECTIVE DATE; AMENDMENT AND TERMINATION

                  8.1 EFFECTIVE DATE. This Plan shall be effective as of January 1, 2002 and shall remain in effect through its termination, subject to the provisions of Section 8.2 hereof.

                  8.2 AMENDMENT AND TERMINATION. The Board may at any time, or from time to time, amend this Plan in any respect on a prospective basis or terminate this Plan without restriction and without the consent of any Participant or beneficiary, provided that any such amendment or termination shall not impair the right of any Participant or any beneficiary to be paid benefits earned and vested hereunder prior to such amendment or termination. In the event of the termination of the Plan, each Participant shall be deemed to have attained the Participant's Normal Retirement Date as of the date of such termination, and the Participant's Accrued Benefit shall be paid to the Participant in accordance with the terms of Sections 4 and 5 hereof.

                  8.3 PLAN SPONSOr. The Company shall be the sponsor and named fiduciary of the Plan, which the Company and Adopting Employers have adopted for the benefit of certain designated highly compensated and key management personnel.

                                   SECTION 9
                                CLAIMS PROCEDURES

                  9.1 INITIAL CLAIM. If the Participant or the Participant's beneficiary (hereinafter referred to as a "Claimant") is denied all or any portion of an expected benefit under this Plan for any reason, the Claimant may file a claim with the Committee. The Committee shall notify the Claimant within 60 days of its allowance or denial of the claim, unless the Claimant receives written notice from the Committee prior to the end of the 60-day period stating that special circumstances require an extension of the time for decision for an additional period not to exceed an additional 60 days. The notice of the

Committee's decision shall be in writing, sent by mail to the Claimant's last known address, and, if a denial of the claim, must contain the following information:

                           (a) the specific reasons for denial;

                           (b) specific reference to pertinent provisions of the
Plan on which the denial is based; and

                           (c) if applicable, a description of any additional
information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the claims review procedure.

                  9.2 REVIEW. A Claimant may request a review by the Committee of any denial of the Claimant's claim by submitting in writing such a request within 60 days of the mailing of notice of the denial. The Claimant or the Claimant's representative shall be entitled to review all pertinent documents, and to submit issues and comments in writing. Absent a request for review within such 60-day period, the claim shall be deemed to be conclusively denied.

                                   SECTION 10
                                  MISCELLANEOUS

                  10.1 PAYMENT TO REPRESENTATIVES. If an individual entitled to receive any benefits hereunder is determined by the Committee or is otherwise adjudged to be legally incompetent, they shall be paid to such individual's duly appointed and acting guardian, if any, and if no such guardian is appointed and acting, to such persons as the Committee may designate for the benefit of such individual. Such payment shall, to the extent made, be deemed a complete discharge for such payments under the Plan.

                  10.2 TIMING OF PAYMENTS. If the Committee is unable to make the determinations required under the Plan in sufficient time for payments to be made when due, the Committee shall make such payments upon the completion of such determinations with interest at a reasonable rate from such due date and may, at its option, make provisional payments, subject to adjustment, pending the completion of such determinations.

                  10.3 WITHHOLDING, ETC. The Employer shall deduct from each payment under the Plan any Federal, state or local withholding or other taxes or charges which an Employer would be required to deduct under applicable law, and any amount so deducted shall be treated as a payment hereunder to the Participant or the Participant's beneficiaries.

                  10.4 GOVERNING LAW. The provisions of this Plan shall be construed according to the laws of the United States and the State of New York, excluding the provisions of any such laws that would require the application of the laws of another jurisdiction.

                  10.5 GENDER AND NUMBER. The masculine pronoun wherever used shall include the feminine. Wherever any words are used herein in the singular, they shall be construed as though they were also used in the plural in all cases where they shall so apply.

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

                  10.6 BINDING EFFECT. This Agreement shall be binding upon the Company and the Adopting Employers and their successors or assigns.

                  10.7 CAPTIONS. The captions at the head of an article, section or a paragraph of the Plan are designed for convenience of reference only and are not to be resorted to for the purposes of interpreting any provision of the Plan, and in the case of any conflict with the text of the Plan, the text of the Plan shall control.

                  10.8 SEVERABILITY. The invalidity of any portion of the Plan shall not invalidate the remainder thereof, which shall continue in full force and effect.

                  10.9 COMMUNICATIONS. Any election, application, claim, notice, or other communication required or permitted to be made by a Participant pursuant to the Plan shall be made in writing and in such form as the Committee shall prescribe. Such communication or notice shall be effective upon receipt, if sent by first class mail, postage prepaid, and addressed to the Committee, c/o the Company's offices at 712 Fifth Avenue, New York, New York 10019-4108.

                  IN WITNESS WHEREOF, the Company has caused this amended and restated Agreement to be executed in its name by its duly authorized officer on March 3, 2004, to be effective as set forth above.

                                                     VECTOR GROUP LTD.


                                                       /S/ Richard J. Lampen
                                                     ---------------------------
                                                     By:  Authorized Signatory

                                   EXHIBIT A


PARTICIPANT                                 PROJECTED RETIREMENT BENEFIT              PARTICIPATION DATE
-----------                                 ----------------------------              ------------------
Bennett S. LeBow                                      $2,524,163                            1/1/02

Howard M. Lorber                                      $1,051,875                            1/1/02

Ronald J. Bernstein                                     $438,750                            1/1/02

Gregory Sulin                                           $148,500                            1/1/02

Timothy Jackson                                         $148,500                            1/1/02

Robert Bereman                                          $148,500                            1/1/02

Mark Conkling                                           $148,500                            1/1/02

Richard J. Lampen                                       $250,000                            1/1/04

Marc N. Bell                                            $200,000                            1/1/04

J. Bryant Kirkland III                                  $202,500                            1/1/04

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